Exhibit 10.92

FIRST AMENDMENT TO

THEMAVEN, INC.

2016 STOCK INCENTIVE PLAN

WHEREAS, the Board of Directors of TheMaven, Inc. (the “Company”) has adopted the Company’s 2016 Stock Incentive Plan (the “Plan”) and has recommended the Plan be presented to the shareholders of the Company for their approval;

WHEREAS, pursuant to Section 4.1 of the Plan, the maximum number of shares of Common Stock (as defined under the Plan) available for issuance under the Plan (the “Share Reserve”) is 1,670,867 shares of the Common Stock;

WHEREAS, the Company desires to increase the Share Reserve to an aggregate of 3,000,000 shares of Common Stock, including shares and Stock Awards previously issued thereunder; and

WHEREAS, Section 14 of the Plan permits the Board of Directors of the Company to amend the Plan from time to time, subject only to certain limitations specified therein.

NOW, THEREFORE, the following amendments and modifications are hereby made a part of the Plan, subject to the approval of shareholders of the Company:

1. Section 4.1 of the Plan shall be, and hereby is, amended to increase the Share Reserve to 3,000,000, and the first sentence of such section is thereby to read as follows:

“4.1. Maximum Number of Shares Available; Certain Restrictions on Awards. Subject to adjustment as provided in Section 4.3 of the Plan, the maximum number of shares of Common Stock that will be available for issuance under the Plan will be 3,000,000. The shares available for issuance under the Plan may, at the election of the Committee, be either treasury shares or shares authorized but unissued, and, if treasury shares are used, all references in the Plan to the issuance of shares will, for corporate law purposes, be deemed to mean the transfer of shares from treasury.”

2. In all other respects, the Plan, as amended, is hereby ratified and confirmed and shall remain in full force and effect.

IN WITNESS WHEREOF, the Company has executed this First Amendment to its 2016 Stock Incentive Plan as of June 28, 2017.

THEMAVEN, INC.

By:	/s/ Robert Scott
Name:	Robert Scott
Title:	General Counsel and Executive Vice President